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                                  EXHIBIT 11.1

                            CRITICARE SYSTEMS, INC.

      INFORMATION REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE FOR
                 THE YEARS ENDED JUNE 30, 1995, 1994 and 1993

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
                                                                         For the Years Ended
                                                               ---------------------------------------
                                                                 June 30,      June 30,      June 30,
                                                                   1995          1994          1993
                                                                 --------      --------      --------
PRIMARY EARNINGS PER COMMON SHARE:
     Net earnings (loss)                                        $  105,643     $   64,141   $   114,753
                                                                ==========     ==========   ===========
     Shares applicable:
         Weighted average number of shares
           outstanding during the period                         6,697,218      6,697,218     6,691,865
         Outstanding stock options -
           net issuable under treasury
           stock method                                             12,267         22,761
                                                                ----------     ----------   -----------

TOTAL SHARES APPLICABLE                                          6,709,485      6,719,979     6,691,865
                                                                ==========     ==========   ===========

Primary earnings per common share                               $      .02     $      .01    $      .02
                                                                ==========     ==========   ===========

FULLY DILUTED EARNINGS PER COMMON
  SHARE:
     Net earnings                                               $  105,643     $   64,141    $  114,753
                                                                ==========     ==========   ===========
     Shares applicable:
         Weighted average number of shares
           outstanding during the period                         6,697,218      6,697,218     6,691,865
         Outstanding stock options -
           net issuable under treasury stock method                 67,018         22,761       106,290
                                                                ----------     ----------   -----------

TOTAL SHARES APPLICABLE                                          6,764,236      6,719,979     6,798,155
                                                                ==========     ==========   ===========

Fully diluted earnings per share                                $      .02     $      .01    $      .02
                                                                ==========     ==========   ===========
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